                                                                   EXHIBIT 10.24
                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") made as of this 30th day of June, 1999 (the "Effective Date") between BOTTOMLINE TECHNOLOGIES (DE), INC, a Delaware corporation with offices at 155 Fleet Street, Portsmouth, New Hampshire 03801 ("Bottomline"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation with offices at 50 South LaSalle Street, Chicago, Illinois 60675 ("Northern Trust").

     WHEREAS, Northern Trust has developed certain computer software described more fully below; and

     WHEREAS, under the terms specifically set forth herein, Bottomline desires to purchase such software from Northern Trust, and Northern Trust desires to sell such software to Bottomline;


     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Northern Trust and Bottomline hereby agree as follows:

1.  DEFINITIONS

     For purposes of this Agreement, the following capitalized terms shall have the following meanings:

     "Affiliate" of a Party means any person, corporation or other business
      ---------
entity which controls, is controlled by or is under common control with such Party.

     "Base Functionality" means the ability of the Software to accomplish each
      ------------------
of the following functions in a test environment: (i) delivery of biller invoices electronically via the Internet to selected payors, (ii) payors shall receive e-mail messages to alert them to review those biller invoices at a specific web site; and (iii) payors shall be able to review those biller invoices via a standard Internet browser.

     "Business Day" means a day on which banks are open for business in Chicago,
      ------------
Illinois.

     "Development Work" means the enhancements, modifications and derivative
      ----------------
works which are performed as described in Section 3.2 herein (including without limitation the Funded Development Work) and/or which are delivered or provided by or on behalf of Northern Trust to Bottomline in connection with the Pilot Programs.

     "Funded Development Work" means the enhancements, modifications and
      -----------------------
derivative works with respect to the Software to be performed as described in
Section 3.2(b) herein.

     "Intellectual Property" means (i) the Software ; (ii) the "NetTransact"
      ---------------------
trademark, trade names, logos; and (iii) related web sites (including without limitation domain names, web page designs and all software applications and coding used to operate and maintain such sites), designs (if any), patents (if any), copyrights, inventions, discoveries, technology, know-how, trade secrets, all registrations and applications therefor and all rights to secure renewals, reissuances and extensions of, and all goodwill in, the foregoing, excluding standard and/or pre-existing elements or third party technologies used to develop or incorporated into the Intellectual Property all of which are listed and described in Exhibit A-2 hereto.

     "Party" means either of Bottomline or Northern Trust.  "Parties" means
      -----                                                  -------
Bottomline and Northern Trust collectively.

     "Revenues"  means all fees, including but not limited to installation fees,
      --------
license fees, periodic maintenance fees and transaction fees received by Bottomline or an Affiliate for use of the Software or for services rendered with respect to such use, excluding any taxes, commissions and similar such charges payable to unrelated third parties. Revenues shall include, without limitation, all such fees received by Bottomline related to the Intellectual Property, whether licensed by Northern Trust prior to the Effective Date or by Bottomline after the Effective Date, and whether related to Pilot Programs or other uses of the Intellectual Property.

     "Security Interest" means any mortgage, pledge, security interest,
      -----------------
encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iv) liens on goods in transit incurred pursuant to documentary letters of credit, (v) purchase money liens and liens securing rental payments under capital lease arrangements, and (vi) other liens arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) and not incurred in connection with the borrowing of money.

     "Software" means all physical, printed and electronic copies, backups,
      --------
object code versions, libraries, databases, updates, revisions, enhancements, modifications, developments, derivative works, bug fixes, source code, program listings, documentation in written or electronic form, software diagnosis reports, laboratory notebooks, flow charts, notes, manuals and analyses, either as the foregoing exists as of the Effective Date or as included in the Development Work, comprising or relating to that software known as NetTransact, which is described in more detail in Exhibit A-1 attached hereto, but specifically excluding those properties identified in Exhibit A-2.

     "Software Contract" means all Northern Trust's rights (including without
      -----------------
limitation the right to receive fees, payments and all other revenues) and obligations under every contract, agreement and arrangement identified in Exhibit B hereto.

2.  PURCHASE AND SALE OF ASSETS

2.1.  Purchase.  Subject to the provisions set forth herein, including but not
      --------
limited to the payment terms set forth in Section 5 below, Northern Trust hereby irrevocably and unconditionally sells, transfers, conveys, assigns and delivers to Bottomline, and Bottomline hereby purchases from Northern Trust, all of its right, title and interest in and to the Intellectual Property and the Software Contracts. For purposes of clarification, Exhibit A-2 identifies standard and/or pre-existing and/or third party elements of the Intellectual Property that are expressly not a part of this Agreement and not in any manner sold, licensed or otherwise transferred hereunder. From the date hereof, Bottomline shall recognize all Revenues and Northern Trust shall receive a royalty based on those Revenues in accordance with Article 5 below.

2.2.  No Assumption of Liabilities.  Other than those obligations under the
      ----------------------------
Software Contracts which relate expressly to the Software, which obligations Bottomline hereby assumes except as is expressly stated herein, Bottomline shall not assume or agree to perform, pay or discharge, and Northern Trust shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of Northern Trust.

2.3.  Further Assurances. Subject to all conditions precedent required
      ------------------
hereunder, at any time and from time to time hereafter, at Bottomline's request and expense, and without further consideration, Northern Trust promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action as Bottomline may reasonably request, to more effectively transfer, convey and assign to Bottomline, and to confirm Bottomline's title to, all of the Intellectual Property and Software Contracts, to assist Bottomline in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

3.  PILOT PROGRAMS AND DEVELOPMENT

3.1.  Pilot Programs. The Parties intend to conduct pilot programs with respect
      --------------
to the Software, to be completed on or before December 31, 1999; provided, however, that: (i) this date may be extended to include any cure periods provided hereunder for Northern Trust to address failures to perform pursuant to
Section 3.2(b) below; and (ii) in addition, this date may be extended unilaterally by Bottomline for as much as ninety (90) days and thereafter only upon the mutual agreement of the Parties("Pilot Programs"). During such Pilot Programs, Bottomline agrees that it shall not engage in any other projects, itself or through its Affiliates or agents, to develop or commercialize other business-to-business products or services with the same or similar capabilities, functions or attributes as the Intellectual Property. The Pilot Programs are intended to confirm the conformance of the Software to the Base Functionality. The Parties shall work together, following the date hereof, towards the completion of such Pilot Programs. Each Party agrees to take the actions identified herein with regard to the Pilot Programs. The Pilot Programs shall be considered to have been completed at such time as:

     (a) at least three (3) pilot billers have confirmed their belief that the Base Functionality of the Software is capable of use in a commercial setting. Pilot billers as of the Effective Date have been previously identified by Northern Trust to Bottomline in writing, which is hereby incorporated by reference. The parties may mutually agree to additional pilot billers for participation in the Pilot Program. Northern Trust shall provide monthly progress reports to Bottomline on the status of each pilot biller's testing during the Pilot Programs; and

     (b) the Software shall have substantially performed in a test environment, in accordance with the Base Functionality without material fault for a period of sixty (60) consecutive days. In the event that the Software fails to so perform in accordance with the Base Functionality, Bottomline shall give written notice to Northern Trust. In turn, Northern Trust shall have no less than thirty (30) days, or such greater amount of time as the parties shall mutually agree in writing, to address such performance. Once Northern Trust has corrected any identified material problems it believes to be the cause of any problem, a new thirty (30) day period shall begin. This procedure shall be repeated until such time as the Software has substantially performed in accordance with the Base Functionality without material fault for a period of sixty (60) consecutive days period. The parties acknowledge that the foregoing notices to Northern Trust and related attempts to correct any identified problems are not intended to be, nor shall be they be construed as, notice of any breach by Northern Trust.

3.2.  Additional Costs and Development Work.
      -------------------------------------

     (a)  Through Pilot Program.  Through the completion of the Pilot Programs
          ---------------------
          described in Section 3.1 above, Northern Trust shall fund services which may be deemed reasonably necessary by both Northern Trust and Bottomline to successfully complete the Pilot Programs as described in
          Section 3.1 above). Such services shall be provided by Open Business Systems, Inc. ("OBS"), SEI Information Technology, Inc. ("SEI") or other qualified third parties. Bottomline shall not control the duties of these third parties.

     (b)  Post-Pilot Program Phase.  Northern Trust shall fund the Funded
          ------------------------
          Development Work in an amount not to exceed $670,000. The parties agree that if they mutually determine at any time during the Pilot Programs that the Development Work has become unnecessary or imprudent for any reason, then Northern Trust shall have no obligation to fund such remaining work, without otherwise affecting the rights or obligations of the parties hereunder; provided, however, that Northern Trust shall be obligated to pay any existing financial obligations which cannot be terminated at such time. In any event, however, if not so terminated as provided above, the Funded Development Work shall be completed by December 31, 1999 or Northern Trust's obligation under this subsection shall terminate. Bottomline shall act as a general contractor and direct the Funded Development Work and select the parties to perform the Funded Development Work. As the general contractor, Bottomline shall directly invoice Northern Trust, on a periodic basis, for the actual cost (as defined below) of the work completed, and Northern Trust shall pay all undisputed invoices within 30 days after receipt thereof.

          Bottomline shall have the sole responsibility to pay the entity or entities chosen by Bottomline to perform the Funded Development Work. Bottomline shall have sole responsibility for the work and duties of these parties. Bottomline shall indemnify and hold Northern Trust harmless, as provided in Section 8 below (without otherwise limiting such Section 8) for any claims, judgments, damages or other costs (including but not limited to attorneys fees and costs) related to such work, and Bottomline shall ensure that it obtains from all contractors and subcontractors appropriate lien waivers or other binding written agreements ensuring that such parties have waived any right they may have to seek payment or fulfillment or any lien right thereon, including rights of set-off or other deductions of any obligations of such contractor or subcontractor from Northern Trust. Bottomline shall provide Northern Trust with copies of all such executed agreements upon their execution. The parties acknowledge that Northern Trust shall have no liability or responsibility for or to such third parties, and that Bottomline shall be solely responsible for such obligations, actions and liabilities of such third parties. Such third parties shall not be deemed the employees, agents, or representatives of Northern Trust. Bottomline shall execute proper written agreements, to be executed between Bottomline and such third parties, to properly and adequately establish the foregoing and to establish the obligations required under this subsection. Bottomline reserves the right, at its option, to perform some or all of the Funded Development Work itself and to be paid by Northern Trust for such work in an amount equal to Bottomline's actual cost. For the purposes of this Section 3.2, "actual cost" shall mean, in the case of an unrelated third party, the actual amount such third party bills Bottomline and, in the case of work performed by Bottomline or an Affiliate, the fully loaded costs to Bottomline or such Affiliate, including without limitation benefits, overhead and actual out-of-pocket expenses, but without any gross margin or profit to Bottomline or such Affiliate. Northern Trust's obligation to pay for this Funded Development Work under this Section 3.2(b) shall be in addition to Northern Trust's obligation to pay for the services to be provided by OBS and SEI under Section 3.2(a) above.

3.3.  Ownership and License.
      ---------------------

     (a) Northern Trust agrees and acknowledges that, pursuant to Article 2 and the other provisions of this Agreement, as between the Parties, Bottomline will be the owner of all right, title and interest in and to the Intellectual Property. The Development Work shall be deemed "works made for hire", and shall be owned exclusively by Bottomline. Northern Trust hereby irrevocably and unconditionally sells, transfers, conveys, and assigns to Bottomline, and Bottomline hereby purchases from Northern Trust, all right, title and interest it may have in and to the Development Work.

     (b) Bottomline hereby grants to Northern Trust a limited, non-exclusive, royalty-free license (without the right to sublicense) to use, test, modify, enhance and create derivative works of the Software, in source code and object code forms, solely at a Northern Trust facility in Chicago, the facilities of OBS and SEI, and such other locations designated in writing by Northern Trust, for the sole purposes of analyzing and participating in the Development Work as provided in this Agreement and fulfilling its obligations hereunder.

     (c) Bottomline hereby grants to Northern Trust a limited, non-exclusive, world-wide license in and to the Intellectual Property, as may be modified and/or enhanced from time to time, as provided in the form of the license agreement which Bottomline uses from time to time with respect to other licensees of the Intellectual Property. Northern Trust shall not be charged an initial license fee for the Intellectual Property. Except as otherwise provided in the license agreement referred to above or in a separate contract between the Parties, the Parties recognize that the pricing structure of fees and charges to be charged by Bottomline to Northern Trust may be changed by Bottomline from time to time based on market acceptance and other factors; provided, however, that Northern Trust's pricing and other material economic terms shall be as favorable as any bank receiving similar types and volume categories of services to those services provided to Northern Trust.

     (d) Other than as provided herein, Northern Trust shall have no right hereunder to access or use the Intellectual Property for any other purpose or for the benefit of any other person or entity.

3.4  Northern Trust Personnel.
     ------------------------

     (a) Northern Trust agrees that the Product Manager as of the Effective Date (or a similar Northern Trust resource, should such individual become unavailable by reason of death, illness, incapacity or termination of employment with Northern Trust by such individual or by Northern Trust for cause) shall be assigned to provide and discharge Northern Trust's responsibilities for the further development of the Software until at least April 1, 2000 to the same extent that he has been assigned to such responsibilities prior to the Effective Date; provided, however, the Parties understand and acknowledge that such Northern Trust personnel are under the sole control and direction of Northern Trust.

     (b) Bottomline agrees that for a period of one (1) year after the Effective Date, it shall not, without Northern Trust's written consent, directly or indirectly employ or solicit or attempt to solicit for employment or other services the Product Manager as of the Effective Date or any other Northern Trust employees involved in the development of the Software; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, after January 31, 2000, if such Product Manager or any other Northern Trust employee approaches Bottomline and indicates that he/she has left, or is considering leaving, the employ of Northern Trust, then Bottomline may, if it so chooses, propose terms of employment or of a retainer for services (including without limitation compensation terms) to such Product Manager or such other Northern Trust employee and, if he/she accepts such terms, employ him/her or otherwise retain his/her services.

4.    OTHER RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1.  Product Advisory Committee.  Bottomline will establish a Product Advisory
      --------------------------
Committee of seven (7) persons to oversee the product direction in marketing plans to capitalize on and expand the collaboration between the Parties which is contemplated by this Agreement. Northern Trust shall be allocated no less than two (2) seats on the Product Advisory Committee, so as to enable Northern Trust to provide input and consult with Bottomline on an on-going basis with respect to product direction and subsequent product development ideas. Bottomline shall not add additional seats so as to dilute the rights of Northern Trust on the Product Advisory Committee without Northern Trust's prior written consent.


4.2.  Marketing and Sales Plans and Strategy.
      --------------------------------------

     (a) Prior to completion of the Pilot Programs, Bottomline shall develop a non-binding marketing plan, product launch plan and on-going distribution strategy to provide for a broad product introduction and market acceptance. In connection with the preparation of those plans and strategy, Northern Trust shall share with Bottomline its prospects list for the Software, except to the extent that Northern Trust's confidentiality obligations to such prospects provide otherwise. At each meeting of the Product Advisory Committee, Bottomline and Northern Trust shall review progress against such plan and strategy, and discuss possible revisions to that plan and strategy which may be appropriate in light of such progress.



     (b) It is Bottomline's current intention that such marketing plan may include, among other things, the following:

          (i) a product positioning and product launch program, including, among other things, a contact program for Bottomline's corporate and banking customers and, as appropriate, Northern Trust's customers.

          (ii) identification and assignment of personnel for sales, support, and development efforts, and education of such personnel on relevant aspects of the Software.

          (iii)  staffing a direct sales effort.

          (iv)   maintaining the NetTransact web site or a similar site.

          (v) development of licensing terms for corporate and banking customers.

          (vi) maintaining a demonstration version of the Software which is made available to potential customers, as Bottomline deems appropriate.

          (vii) generation of proposals from a proposal generator system to encompass terms of sale.

          (viii) providing appropriate levels of sales and customer support.

     (c) Each of the parties recognize that Bottomline's marketing plan and strategy (including without limitation each of the items described in Section 4.2(b) above) is subject to modification by Bottomline, as may be advisable in response to: (i) then-current market conditions or competitive environment; and/or (ii) further refinements to Bottomline's marketing strategy, which modifications Bottomline anticipates making on an on-going basis.

4.3.  Hosting and Project Management by Northern Trust during Pilot Program.
      ----------------------------------------------------------------------

     (a) Northern Trust, itself or through its agent, shall host the Software until the completion of the Pilot Programs in accordance with Section
          3.1 above. For purposes of this Section 4.3(a) only, "Hosting" shall be defined by the parameters described in attached Exhibit C. Thereafter, Bottomline shall assume responsibility for Hosting the Software for commercial use, either at a facility owned and managed by Bottomline or through its designated agent.

     (b) Bottomline shall provide qualified personnel for the Pilot Programs. Such personnel shall consist of a team of project managers, system engineers, management and other individuals as in such numbers and with such skills as may be required to conduct the Pilot Programs effectively. Northern Trust shall pay Bottomline $210,000 per calendar month from June 1, 1999 through November 30, 1999, invoiced in arrears at the end of each such month, for the services provided by such personnel, for an aggregate of $1,260,000. Any extension of the Pilot Program shall not require any additional personnel fees to be paid by Northern Trust. Bottomline shall invoice Northern Trust on a monthly basis for such services, with payment due in full within thirty (30) days after Northern Trust's receipt of each such invoice. The Parties shall discuss the progress of the Pilot Programs as may be required or helpful, and Bottomline shall consider Northern Trust's suggestions with respect thereto.

     (c) Bottomline shall, at its own expense, provide an operational resource consisting of one person (or, at Bottomline's option, one or more people on a shared basis constituting one full-time-equivalent person) to supervise, direct and manage the Development Work performed by OBS, to become acquainted with the operation of the Software and its ability to exchange files with third parties, and to administer the NetTransact server in connection with such Development Work.

4.4.  Northern Trust's Option to Repurchase.  In the event that Bottomline
      -------------------------------------
elects to discontinue its efforts to market the Intellectual Property (as it may be modified and enhanced from time to time) but not to sell or otherwise dispose of such Intellectual Property to a third party as contemplated in Section 4.5 below, Bottomline shall give Northern Trust immediate notice of such election and then Northern Trust shall have the right to purchase such Intellectual Property from Bottomline for a price to be agreed upon by the Parties at the time. In the event the parties are unable to reach a mutually acceptable price, the parties shall seek an independent third party valuation of fair market value of such Intellectual Property ,which shall become the price to purchase such Intellectual Property. If the Parties cannot agree upon an independent third party evaluator, they shall each select one evaluator, and the two selected evaluators shall select a third, and the three shall (by majority vote) provide the Parties with a fair market valuation that the Parties shall accept as binding. Northern Trust shall give Bottomline notice of its intention to repurchase such Intellectual Property in accordance with this Section 4.4 no more than 180 days after the price is determined. In the event Northern Trust elects not to re-purchase such Intellectual Property during such 180 day period, Bottomline may thereafter solicit the sale of such Intellectual Property to an unrelated third party, which shall take such Intellectual Property as an assignee in accordance with the terms of this Agreement. If Northern Trust exercises this right to repurchase, then upon Bottomline's receipt of such amount describe above, Bottomline shall convey all of its rights, title and interest in the Intellectual Property, as it has been modified and/or enhanced, to Northern Trust upon receipt of such amount.

4.5.  Special Payment to Northern Trust.  In addition to all of the other fees,
      ---------------------------------
royalties and other amounts payable to Northern Trust hereunder, Bottomline agrees that if it or any of its Affiliates sells or otherwise disposes of all or substantially all of its right, title and interest in and to the Intellectual Property (as it may then have been modified or enhanced), in one or a series of transactions, to an unrelated third party or parties separate and apart from the sale of all or substantially all of the assets of Bottomline, then Bottomline shall make a one-time special payment to Northern Trust equal to thirty percent (30%) of the Gain from such sale. For the purposes of this Agreement, "Gain" shall mean: (i) the sale price received by Bottomline from such sale; less (ii) amounts paid by Bottomline in accordance with Section 5.1 below; less (iii) any amounts paid by Bottomline to unrelated third parties for the further development of the Intellectual Property; less (iv) any reasonable transaction costs incurred by Bottomline in connection with such sale. Northern Trust shall have the right to seek an independent valuation of such figures. The Parties specifically agree that the royalty obligations shall remain in effect and bind the purchaser of the Intellectual Property after such sale is consummated.

4.6.  Demo Center.  Within one hundred twenty days after completion of the Pilot
      -----------
Programs, the Parties shall negotiate in good faith on the establishment of a demo center to facilitate the marketing of the Software.

4.7.  List to be Solicited Exclusively by Northern Trust.  On or before the
      --------------------------------------------------
Effective Date, Northern Trust provided Bottomline with a list of up to thirty
(30) potential licensees of the Software or recipients of related services, which Northern Trust shall have the exclusive right to solicit with regard to the licensing of the Software or such related services until the first anniversary of the Effective Date. The parties shall discuss the manner and methods in which Northern Trust shall solicit such third parties.

4.8.  Commission Schedule.  In addition to royalties and other amounts payable
      -------------------
to Northern Trust hereunder, a commission schedule shall be provided in Exhibit D in under which Bottomline will pay Northern Trust a commission for potential licensees of the Software or recipients of related services, including those listed under Section 4.7 above and additional parties mutually designated by the Parties.

4.9  Cooperation of the Parties.  Northern Trust shall assist Bottomline in the
     --------------------------
calculation of any amounts which may appropriately be characterized as an in-process research and development charges. Northern Trust represents and warrants that, to the best of Northern Trust's knowledge, the information to be provided by Northern Trust to Bottomline pursuant to this Section 4.9 shall be accurate and complete. Bottomline represents and warrants that it shall be solely responsible for the correctness of the calculation, the appropriateness of the charges, the accounting treatment chosen by Bottomline, and other matters related to Bottomline's use of such in-process research and development charges.

5.  CONSIDERATION FOR SALE OF ASSETS

5.1.  Initial Fees. As consideration for the sale of the Intellectual Property
      ------------
and the Software Contracts, Bottomline shall pay to Northern Trust the following cash amounts at the following times:

     (a) A payment of $2,000,000 simultaneously with the execution of this Agreement;

     (b) A second unconditional payment of $1,000,000 on or before October 1, 1999; and

     (c) A third payment of $700,000, payable no later than thirty (30) days after completion of the Pilot Program as provided in Section 3.1 above.

The parties acknowledge that payment of the fees under Section 5.1(a) and 5.1(b) are not contingent upon completion of the Pilot Program provided in Section 3.1 above. Until full payment to Northern Trust of the fees under this section, Northern Trust shall have a valid and enforceable security interest in the Intellectual Property to secure Bottomline's obligations hereunder. Bottomline agrees to provide and execute any documents, such as but not limited to U.C.C. forms to secure and perfect Northern Trust's rights related to this subsection.

5.2.  Royalties.  In addition to the initial fees described above, Bottomline
      ---------
agrees to pay Northern Trust royalties equal to ten percent (10%) of Revenues; provided, however, royalties shall only begin to accrue once the aggregate Revenues realized exceed $3,500,000.

5.3.  Bank Fees. Bottomline agrees to pay fees to Northern Trust for acting as a
      ---------
hosting bank, if Northern Trust is so willing to do so, on mutually negotiated terms, but in no event under terms and conditions less favorable than those which Bottomline has with similarly-situated parties for comparable volumes of transactions. These fees shall be in addition to the compensation otherwise payable to Northern Trust in accordance with Sections 5.1 and 5.2 above.

5.4.  Contents of Bottomline's Reports; Payment of Royalties.  Bottomline shall
      ------------------------------------------------------
deliver to Northern Trust within forty-five (45) days after the end of each calendar quarter, beginning with the calendar quarter during which the Effective Date occurs, a written report describing, for the applicable calendar quarter:
(a) the Revenues received during such calendar quarter (including for activities which occurred in previous calendar quarters); (b) the amount of such Revenues which are attributable to transaction fees where Northern Trust acted as the hosting bank; and (c) the total royalties due on such Revenues under Section 5.2 above. Each such report shall be accompanied by full payment to Northern Trust of the royalties payable under Section 5.2 above.

5.5.  Royalties Mistakenly Paid.  If Bottomline pays a royalty on any Revenues
      -------------------------
which have been or are subsequently refunded by Bottomline within 180 days after payment of the related royalties to Northern Trust, the amount of the royalty paid on such refunded Revenues shall be deemed a credit against royalties payable by Bottomline for subsequent calendar quarters. If no royalties are payable for a subsequent calendar quarter, the remaining balance of such credits shall be refunded to Bottomline within thirty (30) days after Northern Trust's receipt of Bottomline's report for such calendar quarter prepared pursuant to
Section  5.5 above.

5.6.  Payment of Royalties and  Initial Fees.
      --------------------------------------

     (a) All payments to Northern Trust under Sections 5.1 and 5.2 above shall be made by wire transfer to such bank and account as Northern Trust may from time to time designate in writing. All payments shall be made in U.S. Dollars.

     (b) Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     (c) Payments hereunder shall be considered to be made as of the day on which they are received at Northern Trust's designated bank.

     (d) If any Revenues are received by Bottomline in a currency other than U.S. Dollars, then, for the purpose of determining the amount of royalties payable hereunder, such Revenues shall be converted into U.S. Dollars at the exchange rate between those two currencies most recently quoted in the Wall Street Journal in New York five (5) business days immediately preceding the date on which such royalties become due. If no such exchange rate has been quoted in the Wall Street Journal in New York within the thirty (30) period preceding such due date, the parties shall in good faith determine the applicable exchange rate by seeking other customary sources.

     (e) All payments due under Sections 5.1 or 5.5 above but not paid by Bottomline on the due date thereof shall bear interest (in U.S. Dollars) at the rate which is the lesser of: (i) one per cent (1%) per month; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

5.7.  Auditing Bottomline's Books and Records.  Bottomline agrees to make and
      ---------------------------------------
keep full and accurate books and records in sufficient detail to enable royalties payable hereunder to be determined and to summarize marketing efforts related to the Intellectual Property. On thirty (30) days' prior written notice to Bottomline, but no more than once during any calendar year (unless Northern Trust, in good faith, has a concern about specific inaccuracy, in which case more than once per year), Northern Trust's independent certified public accountants shall have full access to the books and records of Bottomline pertaining to activities under this Agreement and shall have the right to make copies therefrom at Northern Trust's expense. Northern Trust's independent certified public accountants shall have such access during normal business hours. Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such audit. Northern Trust shall pay all costs of conducting audits pursuant to this Section 5.8; provided, however, that Bottomline shall reimburse Northern Trust in full for Northern Trust's reasonable costs whenever an audit reveals that, with respect to any audited period, the underpayment of royalties was greater than five percent (5%) of the royalties actually paid to Northern Trust. Northern Trust agrees to hold confidential all information learned in the course of any audit of Bottomline's books and records hereunder, except when it is necessary for Northern Trust to reveal such information in order to enforce its rights under this Agreement, or except when compelled by law.

5.8.  Bottomline's Reports Conclusively Correct.  All reports and payments not
      -----------------------------------------
disputed as to correctness by Northern Trust within two (2) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

5.9.  No Additional Consideration.  Except as set forth in this Article 5,
      ---------------------------
Bottomline shall not be liable to Northern Trust for any additional costs, expenses or consideration in respect of the transfer of the Intellectual Property.

6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES

     The parties hereby represent, warrant and/or covenant to the other party that the statements contained in this Article 6 are true and correct as of the date hereof.

6.1.  Authorization. Each party represents and warrants that: its own execution
      ------------
and delivery of this Agreement, and the consummation of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action; this Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute a valid and legally binding obligation, enforceable in accordance with their respective terms.

6.2.  Noncontravention. Each party represents and warrants that the execution
      ----------------
and delivery of this Agreement will not: (a) conflict with or violate any provision of its charter or Bylaws ; (b) require on its own part any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
                                                   -------------------

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which any of the Intellectual Property is subject, (d) result in the imposition of any Security Interest upon any of the Intellectual Property or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it.

6.3.  Ownership of  Intellectual Property.  To the best of Northern Trust's
      -----------------------------------
knowledge, Northern Trust is the true and lawful owner of all rights, title and interest in the Intellectual Property, and has the right to sell and transfer to Bottomline good, clear record and marketable title to the Intellectual Property, free and clear of all claims, liabilities, liens, pledges, charges and encumbrances of any kind. To the best knowledge of Northern Trust, the delivery to Bottomline of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Intellectual Property in Bottomline, free and clear of all Security Interests, mortgages, pledges, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever.

6.4.  Litigation.  Northern Trust is not a party to, or to Northern Trust's best
      ----------
knowledge threatened with, and the Intellectual Property is not subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Intellectual Property. To the best of Northern Trust's knowledge, Northern Trust is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority with respect to the Intellectual Property.

6.5.  Software Legal Warranties Provided by Northern Trust.
      ----------------------------------------------------

     (a) The Software is described accurately and completely on Exhibit A-1 hereto. To the best of Northern Trust's knowledge, (i) the Software includes all computer software, firmware and documentation of Northern Trust which relates to bill presentment (including without limitation the generation of invoices and payments and the delivery of such documents via E-Mail systems) for the business-to-business segment developed by or for Northern Trust's Corporate and Institutional Services Group; and (ii) Bottomline shall not need any rights or licenses from third parties (other than as identified in Exhibit A-2 hereto) in order to copy, use, operate, distribute, market, license or sublicense the Software or to create derivative works therefrom in connection with Bottomline's development, use and marketing of the Software as contemplated by this Agreement.

     (b) Northern Trust believes it has taken reasonable measures to prevent disclosure of the source code for any of the Software or other confidential or proprietary information constituting, embodied in or pertaining to the Software to any unauthorized person and has taken reasonable measures to prevent such disclosure, other than disclosure of such source code to employees or independent contractors of Northern Trust, in each case (other than disclosure to Northern Trust's own employees), pursuant to valid and binding nondisclosure and/or confidentiality agreements with such persons or entities which are in full force and effect and which have been provided to Bottomline for its review.

     (c) All of the Software (which does not include those properties listed in Exhibit A-2) has been created by employees of Northern Trust within the scope of their employment by Northern Trust or by independent contractors of Northern Trust who have executed valid and binding agreements expressly assigning all right, title and interest in such part or parts of the Software on which they worked or contributed to Northern Trust. Each such agreement with an independent contractor has been provided to Bottomline for its review. Except as stated in this Agreement, the Software does not include, link with or otherwise depend upon, or constitute a derivative work of, any public domain software, shareware, or any third party software, other than operating systems and no portion of the Software was jointly developed with any third party.

     (d) Northern Trust has not distributed the Software except pursuant to testing, evaluation, reseller and end user agreements substantially in the forms attached as Exhibit B hereto. A true and complete list of all current licensees (including alpha, beta and evaluation licensees) of the Software is included in Exhibit B hereto. Northern Trust and its licensees have not distributed the Software in any jurisdiction outside the United States.

6.6.  Software Technical Warranties by Northern Trust.
      -----------------------------------------------

     (a) The Software will perform substantially in accordance with the Base Functionality.

     (b) To the best of Northern Trust's knowledge, the Software is free from computer viruses, worms, Trojan horses, time outs, code blocks and other disruptive or harmful code.

     (c) The Software will continue to handle all date fields and date-related data occurring prior to and during the year 2000 substantially as such date fields and data are currently handled, and the operation of the Software will not be materially interrupted, nor will the Software produce inaccurate or incomplete results, as a result of the change of the year or century, or the occurrence of any specific date.

6.7.  Intellectual Property.  Northern Trust is hereby transferring to
      ---------------------
Bottomline all its right, title and interest in and to the Intellectual Property. To the best of Northern Trust's knowledge, neither the Software, nor its use by Northern Trust or by any licensee or customer of Northern Trust or other end user in conformity with the license therefor from Northern Trust or its licensees infringes any patent, copyright, trade secret or other proprietary or intellectual property right of any person or entity. There are no claims pending or, to the best knowledge of Northern Trust, threatened by any third party against Northern Trust alleging that Northern Trust's ownership, sale, licensing, possession or use of, or disclosure or transfer to Bottomline of the Intellectual Property infringes upon or constitutes an unauthorized use of the intellectual property rights of any third party or challenging or questioning Northern Trust's ownership of, or the validity or effectiveness of, Northern Trust's ownership of, the Intellectual Property, nor to the best of knowledge of Northern Trust is there any basis for any such claim. To the best of Northern Trust's knowledge, as of the Effective Date, Northern Trust has no disputes with or claims against any third party for infringement by such third party of any Intellectual Property rights of Northern Trust relating to the Intellectual Property.

6.8  Software Contracts.
     ------------------

     (a) Each Software Contract is a valid and binding agreement of Northern Trust, enforceable against Northern Trust in accordance with its terms, and Northern Trust does not have any knowledge that any Software Contract is not a valid and binding agreement of the other parties thereto.

     (b) To the best knowledge of Northern Trust, Northern Trust is not in breach of or default under any Software Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of material rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto. To the best knowledge of Northern Trust, there is no existing breach or default by any other party to any Software Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto.

     (c) The continuation, validity and effectiveness of each Software Contract will not be affected by the transfer thereof to Bottomline under this Agreement and all such Software Contracts are assignable to Bottomline without consent of any third party.

     (d) To the best of Northern Trust's knowledge, Exhibit B contains a true and complete list of all Software Contracts. True, correct and complete copies of all Software Contracts have been delivered by Northern Trust to Bottomline for its review.

6.9.  Compliance with Laws. Each party represents and warrants that it and the
      --------------------
conduct and operations of its business are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to its respective obligations under this Agreement or the transactions contemplated hereby or (b) is applicable to the Intellectual Property.

7.  NONCOMPETITION

7.1. Dependent upon Bottomline performing its obligations under this Agreement, Northern Trust agrees and covenants that, as part of the inducement to Bottomline to purchase the Intellectual Property hereunder, before the third anniversary of the Effective Date, Northern Trust shall not, and shall cause its Affiliates not to, anywhere in the world, promote, offer, develop, license-out or distribute, directly or indirectly, on a stand-alone basis or combined with or incorporated into any other product, any product or component that is competitive with the Software.

7.2. The Parties agree that the duration and geographic scope of the non-competition provision set forth in this Article 7 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Northern Trust agrees that damages are an inadequate remedy for any breach of this provision and that Bottomline shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.


8.  INDEMNIFICATION

8.1.  By Northern Trust.  Subject to Section 8.3 below, Northern Trust hereby
      -----------------
agrees to indemnify, defend and hold Bottomline, its Affiliates, officers, directors, employees and agents (the "Bottomline Indemnified Parties") harmless
                                      ------------------------------
against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) ("Damages") reasonably incurred by the Bottomline Indemnified Parties arising in connection with (a) any material breach by Northern Trust of any obligation, representation or warranty in this Agreement; (b) any breach by Northern Trust prior to the date hereof of any obligation to any third party under a Software Contract;
(c) the infringement by the Software (or any other software or technology developed by or for or owned by Northern Trust as of the Effective Date and provided to Bottomline in accordance with this Agreement) of any Intellectual Property rights of any third party based on patents issued or copyrights, trademarks or trade secrets in existence as of the Effective Date, unless the claim of infringement is related to any Development Work or is related to any other modification made to the Intellectual Property after the Effective Date (other than the Funded Development Work, which indemnity is addressed in Section
3.2 above) in which case no indemnity by Northern Trust shall be required with respect to such claim.

8.2.  By Bottomline.  Subject to Section 8.3 below, Bottomline hereby agrees to
      -------------
indemnify, defend and hold Northern Trust, its Affiliates, officers, directors, employees and agents (the "Northern Trust Indemnified Parties") harmless against
                           ----------------------------------
all Damages reasonably incurred by the Northern Trust Indemnified Parties arising in connection with (a) any material breach by Bottomline of any obligation, representation or warranty in this Agreement or any breach by Bottomline after the Effective Date of any obligation to any third party in connection with the Intellectual Property; (b) the infringement by any of the Development Work, or any other software or technology developed by or for or owned by Bottomline and used in conjunction with the Software or the Development Work (other than the Funded Development Work, which indemnity is addressed in Section 3.2 above), of any Intellectual Property rights of any third party.

8.3.  Indemnity Limit.  Each party's duty of indemnification described above
      ---------------
shall be subject to: (i) a maximum aggregate amount of three million dollars ($3,000,000.00); and (ii) a one-time, one hundred thousand dollar ($100,000.00) deductible. Accordingly, neither party shall have an obligation to pay the first $100,000.00 of aggregate costs otherwise covered by Section 8.1 or Section 8.2 above (as the case may be.) If and when the aggregate indemnified costs reach $100,000.00 at any time, the party providing the indemnity (the "Indemnifying Party") shall pay all additional indemnified costs when incurred up to an aggregate of $3,000,000.00.

8.4.  Defense.  If notified in writing of any action brought against an
      -------
Indemnified Party based on a claim for which indemnification may be sought pursuant to Section 8.1 or 8.2 and Section 8.3, the Indemnifying Party shall defend such action at its expense and pay all Damages awarded in such action or settlement which are attributable to such claim. The Indemnifying Party shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. The Indemnified Party shall reasonably cooperate with the indemnifying Party in the defense of such claim. The Indemnified Party may be represented, at the Indemnified Party's expense, by counsel of its selection.

8.5   Offset.  In the event that any amounts are due and owing from one Party to
      ------
the other Party hereunder, such Party shall have the right to deduct such overdue amounts from any payments due to the other Party hereunder; provided, however, that the deducting Party's obligation to pay any remaining amounts due to the other Party after such deductions are taken shall continue.

9.  TERMINATION

     In the event of a material breach of any of the provisions hereof by either Party, the non-breaching Party may seek to recover monetary damages against the breaching Party and/or may seek injunctive or other equitable relief in accordance with Section 11.2 below. The non-breaching Party shall not have the right to terminate this Agreement.

10.  CONFIDENTIALITY AND PUBLICITY

10.1.  Confidentiality Obligations.  Each Party has a proprietary interest in
       ---------------------------
any information which it (the "Disclosing Party") provides to the other Party (the "Receiving Party") in connection with this Agreement, whether in written, oral or visual form, which is (i) a trade secret, confidential or proprietary information, or not otherwise publicly known (hereinafter referred to as "Proprietary Information"). The Receiving Party shall disclose the Proprietary Information of the Disclosing Party only to those of its agents and employees to whom such information is necessary in order properly to carry out their duties or exercise the Receiving Party's rights under this Agreement. All disclosures by the Receiving Party to its agents and employees shall be held in strict confidence by such agents and employees. The Receiving Party, its agents and employees shall not use the Proprietary Information of the Disclosing Party for any purpose other than in connection with the exercise of the Receiving Party's rights under this Agreement. This Section 10.1 shall also apply to any consultants or subcontractors that the Receiving Party may engage in connection with its obligations under this Agreement. Both Parties acknowledge and agree that they have a mutual and reciprocal obligation of confidentiality and non-disclosure under this Section 10.1 with regard to Proprietary Information related specifically to the Intellectual Property

10.2.  Exceptions to Confidentiality Obligations.  Notwithstanding anything
       -----------------------------------------
contained in this Agreement to the contrary, the Receiving Party shall not be liable for a disclosure of the Proprietary Information of the Disclosing Party, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or
(ii) was known to or contained in the records of the Receiving Party from a source other than the Disclosing Party at the time of disclosure by the Disclosing Party to the Receiving Party; or (iii) was independently developed by the Receiving Party; or (iv) becomes known to the Receiving Party from a source other than the Disclosing Party without such source breaching any confidentiality obligations to the Disclosing Party; or (v) was disclosed pursuant to court order or as otherwise compelled by law, after giving the Disclosing Party written notice of such required disclosure and after assisting the Disclosing Party in its reasonable efforts to prevent or limit such disclosure; or (vi) was conveyed to the Receiving Party as part of the Intellectual Property purchased by the receiving Party pursuant to this Agreement.

10.3.  Press Releases.  The Parties shall agree jointly on the issuance of any
       --------------
press releases relating to: (a) the sale of the Intellectual Property and their joint efforts contemplated by this Agreement; and, from time to time, as they consider appropriate (b) the Pilot Programs, project milestones and significant new customer sign-ons relating to the Intellectual Property; provided, however, that nothing in Section 10.3(b) shall limit: (i) Bottomline's ability, in its own name, to promote and advertise the Intellectual Property; or (ii) either Party from making any announcements, releases, disclosures or filings required by law.

11.  GENERAL

11.1.  Assignment and Corporate Reorganization.  Neither party shall assign any
       ---------------------------------------
of its rights or obligations under this Agreement without the prior written consent of the other party, except that Bottomline may assign this Agreement to an Affiliate or to a third party in connection with the sale or other disposition of all or substantially all of Bottomline's assets or business related to the subject matter of this Agreement, so long as such assignee acknowledges in writing to Northern Trust that it is bound by this Agreement. This Agreement shall inure to the benefit of and be binding upon any permitted successor or assign of the parties.

11.2.  Applicable Law and Jurisdiction.  This Agreement shall be governed by and
       -------------------------------
construed in accordance with the internal laws of the State of New York, without reference to conflict of laws provisions thereof. Disputes relating to the interpretation, execution or enforcement of this Agreement or arising from the dealings between Northern Trust and Bottomline shall be dealt with under the exclusive jurisdiction and venue of the courts of the State of New York, or the U.S. Federal Court for the Southern District of New York, and both parties irrevocably submit for all purposes to the jurisdiction of each such court. Notwithstanding anything contained in this Section 11.2 to the contrary, both parties shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such party, in any court of competent jurisdiction in order to enforce rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

11.3.  Entire Agreement.  This Agreement constitutes the entire agreement
       ----------------
between Northern Trust and Bottomline with respect to the subject matter hereof and supersedes any prior agreements, understandings related to the subject matter hereof, and shall not be amended, altered or changed except by a written agreement signed by both of the Parties. The exhibits attached hereto are hereby incorporated as integral parts of this Agreement.

11.4.  No Waiver.  No delay or omission on the part of either Party in requiring
       ---------
performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

11.5.  Rights and Remedies.  All rights and remedies of either Party hereunder
       -------------------
shall be cumulative and may be exercised singularly or concurrently.

11.6.  Notices.  For purposes of this Agreement, and for all notices and
       -------
correspondence hereunder, the addresses of the parties are as follows:

       If to Bottomline::                     with a copy to:

       Bottomline Technologies (de), Inc.     Hale and Dorr LLP
       155 Fleet St.                          60 State St.
       Portsmouth, NH  03801                  Boston, MA  02109
       Fax: (603) 436-0300                    Fax: (617) 526-5000
       E-mail: reberle@bottomline.com         E-mail:  john.burgess@haledorr.com
       Attn: Robert  Eberle                   Attn: John A. Burgess, Esq.

       If to Northern Trust:                  with a copy to:

       Northern Trust Company                 Gardner, Carton & Douglas
       50 South LaSalle Street                321 North Clark Street, #3400
       Chicago, IL  60675                     Chicago, IL  60610
       Fax: (312)                             Fax:  (312) 644-3381
       E-mail: jik1@ntrs.com                  E-Mail:  pwalter@gcd.com
       Attn:    James Kaplan, Esq.            Attn:  Priscilla A. Walter, Esq.

     No change of address shall be binding upon the other Party until written notice thereof is received by such Party at the address shown herein. All notices shall be in English and shall be effective (i) when delivered personally to the Party for whom intended; (ii) three (3) days after deposit of the same into U.S. mail (certified or registered mail, return receipt requested); (iii) on the next business day following deposit with an established overnight courier service, all fees prepaid; (iv) at the time shown on the report automatically generated by the sender's facsimile machine as having been received by the addressee's facsimile machine, after sending by facsimile; and (v) upon sending by electronic mail, in each case to the individual address(es), facsimile number(s), or electronic mail address(es) designated by the other as set forth above, or such different individual(s), address(es), facsimile number(s) or electronic mail address(es) as either party may give the other notice of hereunder; provided, however, that any notice sent by facsimile or electronic mail shall also within 24 hours be sent by one of the other methods described above.

11.7.  Section Headings.  Section headings are for descriptive purposes only and
       ----------------
shall not control or alter the meaning of this Agreement.

11.8.  Severability.  If any provision of this Agreement shall for any reason be
       ------------
held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

11.9.  Counterparts.  This Agreement may be executed in one or more
       ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.10   Taxes and Other Charges.  The parties believe that no sales, use,
        -----------------------
transfer, or similar taxes or charges should be imposed or collected upon the sale or transfer of any of the Intellectual Property or other transactions under this Agreement. Notwithstanding the foregoing, any and all taxes and other charges, including but not limited to any sales, use and transfer taxes, and all governmental charges, if any, upon the sale or transfer of any of the Intellectual Property or other transactions under this Agreement, shall be imposed upon and paid by either Northern Trust or Bottomline, as the case may be, based on whether the applicable provisions of law intend to impose the burden of such taxes on the buyer (Bottomline) or the seller (Northern Trust).

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Effective Date in Portsmouth, New Hampshire.

BOTTOMLINE TECHNOLOGIES (DE), INC.



By: /s/ D.M. McGurl
    ---------------------------
Name:  D.M. McGurl
Title: CEO


NORTHERN TRUST.



By: /s/ Merlon J. Schuneman
    ---------------------------
Name:  Merlon J. Schuneman
Title: Senior Vice President

     EXHIBIT A-1    Description of Software
     EXHIBIT A-2    Excluded Third Party Technologies
     EXHIBIT B      Software Agreements; List of Current Licensees
     EXHIBIT C      Northern Trust's Hosting Responsibilities
     EXHIBIT D      Commission Schedule

Exhibit A-1

NetTransact uses HTML interfaces which impose minimal system requirements on users. Users require internet connectivity and a version 4.0 browser or better. Microsoft Internet Explorer or Netscape Communicator both work well. The application is SSL enabled and secured via password challenge.

NetTransact provides a payment model in which invoices can be reviewed, adjusted and approved by the payor. Once approved, a payor initiates a payment to establish a settlement date, payment method, and the account to be drawn from. Initiated payments must then be authorized by the payor before the payment is released from NetTransact. A "pending payment" function allows payors to view all authorized payments in the payment queue and to cancel payments. Extensive reporting capabilities are also available to payors.

Billers are able to access their invoices online and reporting capabilities are also available.

NetTransact automatically schedules payments to be sent in time to clear by their settlement date in consideration of the payment method chosen. For example, an ACH payment will be scheduled to be released from NetTransact one business day in advance of the settlement date, since ACH payments have a 24 hour lag time.

An administrative interface allows billers and payors to be added to the system. Logins can be established for organizations added to NetTransact and privileges to access system functions can be assigned to users. Separate privileges govern access to review invoice, adjust invoice, approve invoice, initiate payment, authorize payment pending payment and to restrict access to the various reports generated by NetTransact.

Incoming invoices are received by biller sponsor via an EDI transmission in an 810 format. These invoices are mapped to an ASCII fixed record format. These ASCII files are FTP's to NetTransact at regular intervals over a dedicated 56kb line. Since the FTP connection is point-to-point the transmission is secure. A load process is scheduled within NetTransact to occur when the files are uploaded. The load process loads the incoming invoices into a Sybase database which drives NetTransact. Email notification and error logging occurs if exceptions are encountered in the load process.

Payments are created at regular intervals by NetTransact. NetTransact outputs payment records into an ASCII fixed record format and transmits these payment records to TNT. TNT maps these flat files to an 820 format using Sterling's Connexion product. These 820s are sent to the Federal Reserve as well as to the biller by TNT. If exceptions occur at the Federal Reserve, a Return Item is received by TNT from the Federal Reserve. These return items are in National Automated Clearing House Association (NACHA) Returned Item format, and are transmitted to NetTransact. When NetTransact receives a Return Item, the return item code is stored with the payment record, and all invoices belonging payments returned are rolled back to "approved" meaning that they must be re-initiated for payment to occur.

Each business day, Proof of Origination files are transmitted from the biller's bank to NetTransact to acknowledge all payments received by the biller's bank from NetTransact the previous business day. These files are in NACHA Proof of Origination format. NetTransact generates email notification and error logging occurs when a Proof of Origination is not received for a payment sent the previous business day.

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

Exhibit A-2

Items excluded from the contract are:

 .  Server(s)

 .  License arrangement associated w/ Netscape Application Server

 .  License arrangement associated w/ Sybase

 .  License arrangements associated w/ JAVA

 .  Documentation created and implemented for SEI's Expert Advisor Inquiry
   Tracking System and call routing systems.

                                   EXHIBIT B
                                   ---------

                SOFTWARE AGREEMENTS; LIST OF CURRENT LICENSEES

                                     NONE
                                     ----

Exhibit C

Northern Trust Responsibilities During the Pilot

During the pilot, Northern Trust agrees to provide support for the following activities:

EDI Implementations: EDI support will be provided for three billers. EDI support is defined as data analysis, mapping and data communication / file transfer responsibilities needed to send data to and receive data from NetTransact. The EDI formats supported include the ANSI 810 Invoice and the ANSI 820 Payment Order and Remittance Advice.

User Acceptance Testing: Northern Trust will perform user acceptance testing for the software application.

Operational Batch Tests: Northern Trust will perform a number of operational tests to evaluate that the batch processes required to transfer funds using the Automated Clearing House (ACH) are functioning properly. The operational trial will also test the ability of each biller to send and receive data from NetTransact.

User Implementations: Northern Trust will implement up to three billers and no more than 30 payors for the pilot. Implementation responsibilities include building the biller and payor profiles on the NetTransact system, establishing the necessary bank accounts for each biller and implementing the ACH Services to perform funds transfer.

Y2K Testing:  Northern Trust will perform Y2K testing for NetTransact.

                                   EXHIBIT D
                                   ---------

                              COMMISSION SCHEDULE


     For licensees and recipients of services introduced to Bottomline under Sections 4.7 or 4.8 above, Bottomline shall receive the license and transactions fees charged to such third parties (the "Commissionable Fees") (excluding fees which Northern Trust may charge in addition to Bottomline's scheduled fees), and Bottomline shall pay Northern Trust a commission on such Commissionable Fees received by Bottomline in accordance with this Exhibit.

     Northern Trust shall receive a 4% commission on all Commissionable Fees related to licensing of the Software and a 2% commission of all Commissionable Fees related to services rendered with respect to use of the Software. Such commissions shall be paid during the one-year period running from the date that each such third party first licenses the Software from Bottomline or first retains Bottomline to perform such services; provided, however, that no commissions shall be due hereunder with respect to those third parties to which Bottomline has previously been marketing.